EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207263) and Form S-8 (No. 333-61231, 333-60512, 333-177969, 333-201070, and 333-214260) of Interpace Diagnostics Group, Inc. of our report dated March 22, 2018, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 23, 2018